UNITED STATES

SEURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022 (September 26, 2022)

THE GREENROSE HOLDING COMPANY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Broadway
Amityville, NY	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-6270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one Pink redeemable warrant	OTC
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 8.01 Other Events.

On September 27, 2022, Shareholder Representative Services LLC (the “Plaintiff”) filed in the Connecticut Superior Court (the Court”) an Application for Modification of the Temporary Injunction Order, as amended, and as supplemented on September 29, 2022 (the “Application”) issued by the Court on September 13, 2022 against The Greenrose Holding Company Inc. (the “Company”) (the “Court Order”) in response to the amended complaint filed by the Plaintiff on August 3, 2022, as previously reported in the Current Report on Form 8-K that the Company has filed on August 5, 2022. The amended complaint, as did Plaintiff’s initial complaint disclosed in the Company’s Current Report on Form 8-K of July 5, 2022, generally alleges breach of contract, breach of the covenant of good faith and fair dealing, and conversion with respect to the Agreement and Plan of Merger effective as of March 12, 2021 and its Amendments 1 and 2 (collectively, the “Merger Agreement”) between the Plaintiff, as representative of the Selling Securityholders of Theraplant (as defined in the Merger Agreement), and the Company. The Court Order issued on September 13, 2022, modified the prior order 104.86 and ordered that that the Company, and its officers, employees and agents be thereby restrained from disposing of, or voluntarily encumbering, except in the ordinary course of business, assets received directly or indirectly from TPT Holdings, LLC and/or Leafline Industries, LLC, until further order of the Court. The order does not apply to shares of Leafline LLC. In the Application, the Plaintiff seeks that the Court issue an order restraining and enjoining the Company (1) from encumbering, disposing of or transferring assets, including all assets in Connecticut (including all assets of Theraplant, its wholly owned subsidiary, including Theraplant’s bank accounts, facilities, and products or crops) to anyone other than the Plaintiff pending further order of the Court; (2) from engaging the services of Messrs. Lynch and/or Bossidy, which the Company previously disclosed on a Form 8-K dated and filed with the SEC on September 22, 2022; (3) to take all steps necessary to enable the Plaintiff and the Selling Securityholders to obtain the Greenrose shares of stock due them; and (4) from engaging in any other activity that might affect the operation of Theraplant or the ability of the Plaintiff to enforce any judgment it may obtain in this matter. In supplemental Application filed in the Court on September 29, 2022, the Plaintiff added information regarding the litigation pending in Arizona (reported below in this report) alleging that the pending litigation and application for the appointment of a receiver in Arizona further demonstrate the need to prevent the assets of the Company located in Connecticut from being disbursed or pledged or in any way diminished or terminated. The Company intends to continue to defend itself vigorously.

On September 26, 2022, Next Step Advisors, LLC, a Nevada limited liability company doing business in Maricopa County, Arizona, M. Sipolt Marketing, LLC, an Arizona limited liability company doing business in Maricopa County, Arizona, Sabertooth Investments, LLC, a Delaware limited liability company doing business in Maricopa County, Arizona, True Harvest, LLC, an Arizona limited liability company doing business in Maricopa County, Arizona (each a “Plaintiff” and collectively, the “Plaintiffs”) filed in the Superior Court of the State of Arizona in and for the County of Maricopa a complaint (the “Complaint”) against True Harvest Holdings, Inc. and The Greenrose Holding Company Inc. f/k/a Greenrose Acquisition Corp. (each a “Defendant” and collectively, the “Defendants” (as defied in the Complaint) and, for the purposes of this report, collectively, the “Company”) seeking monetary damages and such other and further relief as the Court might order. The Complaint generally alleges (i) breach of contract with respect to each Plaintiff pursuant to the promissory note between such Plaintiff and the Company, (ii) need for protection of Plaintiffs’ interests in the light of the Company’s financial condition and the Plaintiffs’ belief that the Company is insolvent, and (iii) a need for a receiver over Defendants to protect and preserve Plaintiffs’ interests with respect to Defendants. The Company intends to defend itself vigorously.

The information in Item 8.01 of this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in Item 8.01 of this Current Report on Form 8-K, shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENROSE HOLDING COMPANY INC.

Date: September 30, 2022	By:	/s/ Bernard Wang
	Name:	Bernard Wang
	Title:	Chief Financial Officer

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